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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2003

1-800 CONTACTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-23633	87-0571643
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

66 E. Wadsworth Park Drive, 3rd Floor, Draper, UT		84020
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (801) 924-9800

N/A
(Former name or former address, if changed since last report.)

Item 5. Other Events.

        On June 30, 2003, the Registrant issued a press release together with Cole National Corporation ("Cole"), announcing that the Registrant and Cole have signed an agreement under which customers of 1-800 CONTACTS can receive eye exams at a discount from a network of doctors contracted with Cole Managed Vision and associated with more than 1,500 Pearle Vision, Pearle VisionCare, Sears Optical, and Target Optical stores in the U.S. Such press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

  (c)
  Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release, dated June 30, 2003.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1-800 CONTACTS, INC.
Date: July 8, 2003	By:	/s/ JONATHAN C. COON Name: Jonathan C. Coon Title: President and Chief Executive Officer

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  Item 5. Other Events.
  Item 7. Financial Statements and Exhibits.
SIGNATURES